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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2002

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8410 West Bryn Mawr, Suite 700, Chicago, Illinois		60631
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On October 31, 2002, United States Cellular Corporation priced a public offering of $115 million of 8.75% Senior Notes due 2032. This Current Report on Form 8-K is being filed for the purpose of filing the news release issued by United States Cellular Corporation on November 1, 2002 relating to such announcement as an exhibit. Also included as exhibits are certain agreements related to the Note offering. The following additional information is being provided herein with respect to such offering.

Item 7. Exhibits.

(c)
Exhibits:

        The exhibits accompanying this report are listed in the accompanying Exhibit Index.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation (Registrant)
Date: October 31, 2002	By:	/s/ KENNETH R. MEYERS Kenneth R. Meyers Executive Vice President—Finance and Treasurer (Chief Financial Officer)

EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of October 31, 2002 among the Registrant and the Underwriter's named therein, relating to the Registrant's 8.75% Senior Notes due 2032.
4.1	Second Supplemental Indenture dated as of October 31, 2002 between Registrant and BNY Midwest Trust Company, including form of the Registrant's 8.75% Senior Notes due 2032.
99.1	Press Release.
99.2
Form of Note Repurchase Agreement dated as of October 28, 2002 among the Registrant, PrimeCo Wireless Communications LLC and the direct or indirect transferees named therein, relating to the Registrants 9% Series A Notes due 2032.

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  Item 5. Other Events.
  Item 7. Exhibits.
EXHIBIT INDEX